Exhibit 99.2

VISION HYDROGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Vision Hydrogen Corporation. (the “Company”) and VoltH2 Holdings AG (“VoltH2”) after taking into effect the Share Purchase Agreement (“SPA”) entered into May 6, 2022 whereby the Company agreed to sell our 100% interest in our Vlissingen green hydrogen development project and our 50% interest in our Terneuzen green hydrogen development project and related assets (the “Dutch Projects”) to the Purchaser in exchange for $11,250,000 and the 1,768,182 shares of our common stock held by the Purchaser (the “Purchase Price”).

On May 11, 2022 pursuant to the Purchase Agreement, VoltH2 sold our Dutch Projects to the Purchaser by transferring to the Purchaser our 100% interests in VoltH2 Vlissingen BV, VoltH2 Terneuzen BV and VoltH2 Operating BV (the “Sale”) in exchange for the Purchase Price.

The notes to these unaudited pro forma condensed financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 is presented as if the disposition of the Dutch Projects had occurred on January 1, 2022. The unaudited pro forma condensed combined statements of operations for three months ended March 31, 2022 are presented as if the disposition of the Dutch Projects had occurred at the beginning of the period presented.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the disposition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the disposition. The unaudited pro forma condensed consolidated financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the disposition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the disposition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and accompanying notes of Vision (contained elsewhere in this Form 8-K) and the Company’s historical financial statements and accompanying notes appearing in its periodic SEC filings including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The adjustments that are included in the following unaudited pro forma combined financial statements are described in Note 2 below, which includes the numbered notes that are marked in those financial statements. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of disposition consideration and fair values of assets acquired and liabilities sold, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed combined financial statements.

VISION HYDROGEN CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2022

				Transaction Accounting	Combined
	Vision	Volt	REF	Adjustments	Pro Forma

ASSETS
Current assets:
Cash	$2,939	$(2,551)	(1)	$11,250,000	$11,250,388
Sales tax receivable	5,079	(5,079)		-	-
Prepaid and other current assets	19,002	(10,751)		-	8,251
Total current assets	27,020	(18,381)		11,250,000	11,258,639

Non current assets:
Property and equipment, net of depreciation	62,918	(62,918)		-	-
Website development costs	23,599	-		-	23,599
Operating lease – right of use asset	94,426	(94,426)		-	-
Total non current assets	180,943	(157,344)		-	23,599

Total assets	$207,963	$(175,725)		$11,250,000	$11,282,238

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$829,262	$(691,058)	(2)	$35,032	$173,236
Accounts payable – related party	200,165	(89,065)	(3)	627,500	738,060
Accrued interest – related party	325	(153)		-	172
Loan payable – related party	96,614	(36,614)		-	60,000
Current portion of operating lease	39,385	(39,385)		-	-
Accrued wage teaxes	150,734	(150,734)		-	-
Total current liabilities	1,316,485	(1,007,549)		662,532	971,468

Non current liabilities
Long term portion of operating lease	55,041	(55,041)		-

Total liabilities	1,371,526	(1,062,590)		662,532	971,468

Shareholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized	-	-		-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 21,316,958 shares issued and outstanding as of March 31, 2022	2,131	-	(4)	(177)	1,954
Additional paid in capital	4,218,829	-	(5)	10,652,645	14,871,474
Accumulated other comprehensive (gain) loss	46,578	(46,578)		-	-
Retained earnings (deficit)	(5,431,101)	933,443		(65,000)	(4,562,658)
Total equity (deficit)	(1,163,563)	886,865		10,587,468	10,310,770

Total liabilities and shareholders’ deficit	$207,963	$(175,725)		$11,250,000	$11,282,238

VISION HYDROGEN CORPORATION

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

	Vision	Volt		Adjustments	Combined

Revenue
Sales	$-	$-		$-	$-
Total revenue	-	-		-	-

Cost of goods sold
Direct costs	-	-		-	-
Total cost of goods sold	-	-		-	-

Gross profit	-	-		-	-

Operating expenses
General and administrative expenses	123,074	(933,290)		-	(810,216)
Management fees – related party	225,000	-	(6)	65,000	290,000
Total operating expenses	348,074	(933,290)		65,000	(520,216)

Income (loss) from operations	(348,074)	933,290		(65,000)	520,216

Other (income) expenses
Interest expense	324	(153)		-	171
Total other (income) expenses	324	(153)		-	171

Net income (loss)	$(348,398)	$933,443		$(65,000)	$520,045

Other comprehensive income (loss), net

Foreign currency translation (gain) loss	46,578	(46,758)		-	-

Comprehensive income (loss)	$(301,820)	$886,865		$(65,000)	$520,045

Loss per share	($0.02)	-		-	$0.02

Weighted average common shares outstanding	21,316,958	-		-	19,548,776

VISION HYDROGEN CORPORATION

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

MARCH 31, 2022 (UNAUDITED)

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed statements of operations for the three months ended March 31, 2022, are based on the historical financial statements of Vision Hydrogen Inc. (the “Company”) and VoltH2 (“Volt”) after giving effect to the Company’s disposition that was consummated on January 1, 2022 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet and statement of operations for the three months ended March 31, 2022 are presented as if the disposition of the Dutch Projects had occurred on January 1, 2022 and were carried forward through each of the periods presented.

The fair values assigned to VoltH2’s assets and liabilities disposed of are based on quarterly financials of March 31, 2022.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the Dutch Projects been disposed of as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10K for the year ended December 31, 2021.

Accounting Periods Presented

For purposes of these unaudited pro forma condensed combined financial information, VoltH2’s historical financial statements for the three months ended March 31, 2022 have been aligned to more closely conform to the Company’s financial information, as explained below. Certain pro forma adjustments were made to conform with accounting policies to the Company’s accounting policies as noted below.

Reclassifications

The Company reclassified certain accounts in the presentation of VoltH2’s historical financial statements in order to conform to the Company’s presentation.

Foreign Currency Translation

The Company translates its foreign subsidiary’s assets and liabilities denominated in foreign currencies into U.S. dollars at current rates of exchange as of the balance sheet date and income and expense items at the average exchange rate for the reporting period. Translation adjustments resulting from exchange rate fluctuations are recorded in accumulated other comprehensive income. The Company records gains and losses from changes in exchange rates on transactions denominated in currencies other than each reporting location’s functional currency in net income (loss) for each period. The functional and reporting currency of the Company is the United States Dollar (“U.S. Dollar”). The financial records of VoltH2 located in Europe, is maintained in the local currency, the Euro (EUR€) which is also its functional currency. As of March 31, 2022 the spot rate was $1.11 The average rate from January 1, 2022 to March 31, 2022 was $1.12.

2. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1) To record cash received from the sale of the Dutch Projects.

(2) To reflect for a legal retainer of $4,000 incurred that will be capitalized to transaction costs along with another $10,000 in legal fees and $29,032 in travel related costs. The disposition of the Dutch Projects was also considered a related party transaction to the buyer as which no gain is to be recorded through the income statement.

(3) To reflect a success fee of $562,500 and management fees of $65,000 to a company controlled by our CEO.

(4) To reflect the 1,768,182 shares returned to treasury.

(5) To reflect the cash received for the sale of the Dutch Projects along with the capitalized expenses associated with the sale.

(6) To reflect for additional management fees due to a company controlled by our CEO.